UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

Dynastar Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-144596	26-0482524
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
 (Address of principal executive offices, including zip code)

(212) 400-6900
 (Registrant’s telephone number, including area code)

Medical Design Studios, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On October 14, 2011, our Board of Directors adopted and shareholders holding a majority of the outstanding shares of our Common Stock, par value $.001 per share (the “Common Stock”),  approved by written consent the 2011 Equity Incentive Plan (the “2011 Plan”).  The total number of shares of Common Stock reserved for issuance pursuant to awards granted under our 2011 Plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

As of the date hereof, no options or restricted stock awards have been granted under the 2011 Plan.  We have not maintained any other equity compensation plans since our inception.

Item 3.03.                      Material Modification to Rights of Security Holders

The information under Item 5.03 below is incorporated herein by reference.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 14, 2011, we filed a certificate of amendment (the “Certificate”) with the Secretary of State of Nevada changing our corporate name to Dynastar Holdings, Inc. and increasing (i) the number of shares of our Common Stock from 74,000,000 to 300,000,000 and (ii) the number of shares of our blank check Preferred Stock, par value $.001 per share, from 1,000,000 to 10,000,000.

On October 14, 2011, our Board of Directors adopted and shareholders holding a majority of the outstanding shares of our Common Stock approved by written consent the name change and capital increase amendments.

We are currently engaged in discussions with Dynastar Ventures, Inc., a Delaware corporation (“DVI”), regarding a possible business combination involving the two companies.  At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the transaction.  There can be no assurance that a definitive agreement will be entered into and a business combination consummated.  With the permission of DVI and as provided herein, we have changed our name to Dynastar Holdings, Inc., to facilitate these discussions.  If the parties determine not to proceed with the business combination, we will change our name back to Medical Design Studios, Inc. or adopt another name.

On October 14, 2011, our Board also authorized a 40.25 for 1 (Forty 25/100 for One) forward stock split in the form of a dividend (the “Stock Split”).

On October 17, 2011, we notified FINRA of our name change and the Stock Split and asked FINRA to approve a new trading symbol reflecting our new name.  We are awaiting notification from FINRA as to our new trading symbol and when the Stock Split will be effective on the OTC Bulletin Board for trading purposes and will provide such information in a future filing.

Item 9.01.                      Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation of Dynastar Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynastar Holdings, Inc.

Date: October 20, 2011	By:	/s/Kenneth Spiegeland
	Name:	Kenneth Spiegeland
	Title:	Chief Executive Officer